UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2019 (September 12, 2019)
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Alta Mesa Resources, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-38040	81-4433840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15021 Katy Freeway, Suite 400, Houston, Texas 77094
(Address of Principal Executive Offices) (Zip Code)

281-530-0991
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AMR	The Nasdaq Capital Market

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03.     Bankruptcy or Receivership

As previously disclosed, on September 11, 2019, Alta Mesa Resources, Inc. (“AMR”) and certain of its subsidiaries (together with AMR, the “Company”) commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Bankruptcy Court has granted a motion seeking joint administration of the Chapter 11 Cases under the caption In re Alta Mesa Resources, Inc., et al., Case No. 19-35133. Bankruptcy Court filings are, and other information related to the Chapter 11 Cases is, available at a website administered by the Company’s claims agent, Prime Clerk, at http://cases.primeclerk.com/altamesa.

On September 12, 2019, the Bankruptcy Court entered orders granting the Company relief on several motions filed by the Company. Among others, the Bankruptcy Court entered an interim order (the “Interim Order”) designed to assist AMR in preserving certain of its tax attributes by establishing notification and hearing procedures relating to proposed transfers of its common stock and the taking of worthless stock deductions and setting a final hearing to consider the issues addressed in the Interim Order. The Interim Order requires, among other things, that (i) any entity (as defined in the Bankruptcy Code) seeking to acquire ownership of more than approximately 4.5% of AMR’s common stock (the holders of at least 4.5% of AMR’s common stock, the “Substantial Shareholders”) file with the Bankruptcy Court and serve on certain parties specified in the order (the “Notice Parties”) a Declaration of Status as a Substantial Shareholder and Declaration of Intent to Accumulate Common Stock and (ii) any Substantial Shareholder seeking to acquire or dispose of AMR’s common stock file with the Bankruptcy Court and serve on the Notice Parties a Declaration of Intent to Accumulate Common Stock (in the case of acquisitions) or Declaration of Proposed Transfer (in the case of dispositions). The Interim Order is currently binding on those entities that were provided notice of the Company’s request for its entry on or prior to September 12, 2019 but may become binding on all entities following a Bankruptcy Court hearing scheduled for September 19, 2019 at 11:15 a.m. (Central time), as specified in the Interim Order.

The foregoing description of the Interim Order does not purport to be complete and is qualified in its entirety by reference to the Interim Order filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 13, 2019, AMR received a letter from the listing qualifications department staff of The Nasdaq Stock Market (“Nasdaq”) notifying AMR that, as a result of the Chapter 11 Cases and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq has determined that AMR’s common stock will be delisted from Nasdaq. AMR does not intend to file a plan to regain compliance or request an appeal of this determination, and accordingly, trading of our common stock and warrants will be suspended at the opening of business on September 24, 2019 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove AMR’s common stock and warrants from listing and registration on Nasdaq. The Company expects the common stock and warrants to be traded over-the-counter under the symbol “AMRQ” and “AMRWWQ”.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Interim Order
99.2	Press Release dated September 17, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alta Mesa Resources, Inc.

Date: September 17, 2019	By:	/s/ John C. Regan
	Name:	John C. Regan
	Title:	Chief Financial Officer